Exhibit 99.A

News

El Paso Corporation Provides 2004 Financial Results; Form 10-K Filing To Be Delayed

HOUSTON, TEXAS, March 16, 2005—El Paso Corporation (NYSE:EP) is providing today fourth quarter and full-year 2004 financial results for the company. The financial results presented in this release have not been audited. El Paso will file for an extension of 15 days in order to allow it and its auditor to complete documentation of its activities under the Sarbanes-Oxley Act of 2002 and to finalize the audit of the company’s financial statements.

In the course of El Paso’s 2004 audit process, the company and its auditor identified an issue related to the company’s adoption in the first quarter of 2002 of SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets, related to the carrying value of certain of its equity investments. Although the company and its auditor are still reviewing this issue, the company’s auditor has informed the company that it currently believes that the original treatment was in error. The company is currently evaluating the impact this could have on the current and prior period financial statements. The company expects that this issue will be fully resolved within the 15-day extension period ending March 31, 2005. The impact on the company’s financial statements is anticipated to be no more than an additional $154-million loss in 2002 and up to an additional $70 million of net income in 2004. The impact of the original implementation of SFAS No. 141 and 142 was reported as a cumulative effect of an accounting change in the company’s income statement and not in the company’s income from continuing operations. This impact was non-cash, and any change would have no effect on the company’s reported cash flow from operations for any period.

2004 Highlights

•	The company’s regulated natural gas pipeline business generated $1.3 billion of earnings before interest and taxes (EBIT) while completing its significant capital projects on time and within budget;

•	The company’s non-regulated production business continued its turnaround, achieving an average annual production rate of 829 million cubic feet equivalent per day (MMcfe/d) (including discontinued operations) and $734 million of EBIT;

•	The company generated cash flow from operating activities of $1.3 billion, which includes discontinued operations and $626 million paid for the western energy settlement; made $1.8 billion of capital investment, primarily in its two core businesses; and paid $101 million in dividends;

•	The company raised more than $3.3 billion in capital for debt reduction from asset sales; and

•	The company reduced outstanding debt (net of cash) by $3.4 billion in 2004, to $17.1 billion at year end.

“In 2004, we laid the foundation for substantial progress in 2005 and beyond,” said Doug Foshee, president and chief executive officer of El Paso. “We made solid progress in reducing costs, stabilizing our production business, and continuing to build our pipeline franchise. Additionally, we exceeded expectations on the timing and amount of non-core asset sales and reduced our debt, net of cash, by $3.4 billion.”

Unaudited financial results for the three months and twelve months ended December 31, 2004 are as follows:

Financial Results	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
($ in millions, except per share amounts)	2004	2003	2004	2003
Net loss	$(620)	$(285)	$(1,024)	$(1,928)
Discontinued operations, net of income taxes	4	(201)	(146)	(1,396)
Cumulative effect of accounting changes, net of income taxes	—	—	—	(9)

Loss from continuing operations	$(624)	$(84)	$(878)	$(523)

Loss per share — diluted	$(.97)	$(.47)	$(1.60)	$(3.23)
Discontinued operations per share	.01	(.33)	(.23)	(2.34)
Cumulative effect of accounting changes per share, net of income taxes	—	—	—	(.02)

Loss from continuing operations per share — diluted	$(.98)	$(.14)	$(1.37)	$(.87)

Significant items that impacted the reported periods are summarized below and a complete schedule of significant items is attached to this release.

Significant Items Impacting EBIT	Three Months Ended		Twelve Months Ended
($ in millions)	December 31,		December 31,
	2004	2003	2004	2003
Restructuring costs	$(53)	$(9)	$(118)	$(119)
Impairments and loss on long-lived assets	(271)	(398)	(1,092)	(868)
Impairments and gain (loss) on investments	(427)	211	42	(175)
Western energy settlement and other	—	17	—	(106)

Total significant items impacting EBIT	$(751)	$(179)	$(1,168)	$(1,268)

Three Months Ended December 31, 2004

For the three months ended December 31, 2004, El Paso reported a net loss of $620 million, or $.97 per diluted share, compared with a net loss of $285 million, or $.47 per diluted share, for the same period in 2003. Significant items reduced fourth quarter 2004 EBIT by $751 million and $179 million during the same period in 2003. Significant items impacting fourth quarter 2004 results were primarily related to El Paso’s domestic and international power portfolio as the company recognized impairments on its Asian power assets, certain of its power contract assets, and its investment in certain domestic power assets. The company has either sold or is currently in the process of selling many of these assets.

Twelve Months Ended December 31, 2004

For the twelve months ended December 31, 2004, El Paso reported a net loss of $1,024 million, or $1.60 per diluted share, compared with a net loss of $1,928 million, or $3.23 per diluted share, for the same period in 2003. El Paso had cash flow from operating activities totaling $1.3 billion, which was reduced by a $0.6-billion payment for the company’s western energy settlement. Significant items reduced 2004 EBIT by $1.2 billion and 2003 EBIT by $1.3 billion. Significant items impacting 2004 results were primarily related to the sale or planned sale of El Paso’s power portfolio and costs of the company’s continued restructuring activities.

Tax Rates

El Paso’s tax rate for the three months and twelve months ended December 31, 2004 was significantly different than the statutory rate of 35 percent as a result of impairments on foreign investments with no corresponding U.S. tax benefit and the non-deductibility of goodwill written off due to the merger of GulfTerra Energy Partners and Enterprise Products Partners (Enterprise). The company’s ongoing tax rate is expected to be 35 percent to 39 percent, and cash taxes are expected to be 5 percent or less on an ongoing basis.

Business Unit Financial Update

Pipeline Group

The Pipeline Group’s EBIT for the three months ended December 31, 2004 was $355 million, compared with $359 million for the same period in 2003. Results for the fourth quarter 2004 period include significant items that increased EBIT by $6 million, compared with an increase for significant items of $13 million in fourth quarter 2003. Results in fourth quarter 2004 were unfavorably impacted by higher allocated overhead costs, lower revenue on ANR Pipeline Company’s system due to the renegotiation or restructuring of contracts with We Energies as a result of competition in the Wisconsin market, and the expiration of the risk-sharing provision on El Paso Natural Gas, which provided revenue net of sharing obligation. Factors offsetting these declines include the benefit of efficient compressor fuel usage and higher equity earnings. Throughput was up from 2003 levels primarily due to the company’s equity investments.

	Three Months Ended
Pipeline Group Results	December 31,
($ in millions)	2004	2003
Reported EBIT	$355	$359
DD&A	$105	$95
Significant items	$6	$13

Total throughput (BBtu/d)	20,398	20,246

Production

The Production segment’s EBIT for the three months ended December 31, 2004 was

$176 million compared with $148 million for the same period in 2003. Significant items reduced fourth quarter 2004 results by $10 million, while fourth quarter 2003 results were negatively impacted by $2 million of significant items.

Fourth quarter 2004 production volumes averaged 775 million cubic feet equivalent per day, which is down 19 percent from 2003 levels. The decrease is due to declines in base production and lower capital expenditures.

The realized price for natural gas during the three months ended December 31, 2004 was $6.18 per thousand cubic feet (Mcf), compared with $4.35 per Mcf for the same period in 2003. Oil, condensate, and natural gas liquids prices were up 55 percent to $39.44 per barrel in fourth quarter 2004. Total per-unit cash costs increased to an average of $1.69 per Mcfe in fourth quarter 2004 compared with $.95 per Mcfe for the same 2003 period due to higher costs and lower production volumes. In addition, part of the 2004 increase is due to higher workover activity, which is expensed in the current period. The company’s workover activity has been an important contributor to stabilizing production.

Production Results	Three Months Ended
($ in millions)	December 31,
	2004	2003
Reported EBIT	$176	$148
DD&A	$141	$141
Significant items	$(10)	$(2)
Natural gas sales volumes (MMcf)	58,341	70,999
Oil, condensate, and natural gas liquids sales volumes (MBbls)	2,158	2,758
Total equivalent sales volumes (MMcfe)	71,292	87,549

Weighted average realized prices including hedges:
Natural gas ($/Mcf)	$6.18	$4.35
Oil, condensate, and natural gas liquids ($/Bbl)	$39.44	$25.52

Per-unit DD&A costs ($/Mcfe)	$1.81	$1.46
Cash per-unit costs ($/Mcfe)	$1.69	$.95
Total per-unit costs ($/Mcfe)	$3.50	$2.41

Other Non-regulated Operations

Marketing and Trading

The Marketing and Trading segment reported an EBIT loss of $85 million for the three months ended December 31, 2004 compared with a loss of $105 million for the same period in 2003, primarily due to lower expenses offset by higher losses on historical trading activity. In addition, the fourth quarter 2004 results benefited from a $53-million uplift in the value of contracts, which provide El Paso a floor price of $6.00 (put options). The company purchased these contracts in the fourth quarter of 2004 as a part of its price risk management activities for El Paso’s natural gas production.

Power

El Paso’s domestic and international power operations reported an EBIT loss of $600 million for the three months ended December 31, 2004 compared with a loss of $84 million for the same period in 2003. Significant items in the fourth quarter of 2004 reduced EBIT by $687 million and primarily consisted of the impairment of domestic power plants in the amount of $171 million, domestic restructuring contracts in the amount of $227 million, and certain Asian power plants in the amount of $287 million. Fourth quarter 2003 results were negatively impacted by $191 million of significant items, primarily related to impairments of domestic power plants that were sold during 2004. After considering the effects of significant items, EBIT from domestic power plant operations was lower in fourth quarter 2004 due to the sale of the majority of the company’s domestic power plants. EBIT from international power operations, after considering the effects of significant items, was higher in the fourth quarter of 2004 due to improved earnings at the company’s Brazilian operations. EBIT from domestic contract restructuring, after considering the effects of significant items, was $18 million lower during the fourth quarter of 2004 primarily due to the sale of Utility Contract Funding and Mohawk River Funding IV.

Field Services

The Field Services segment reported an EBIT loss of $4 million for the three months ended December 31, 2004 compared with EBIT of $130 million for the same 2003 period. Significant items in the fourth quarter of 2004 reduced EBIT by $4 million. Significant items in the fourth quarter of 2003, which increased EBIT by $85 million, primarily related to a gain on the sale of interests in GulfTerra. After considering the effects of significant items, EBIT was lower than a year ago due to asset sales.

The earnings contribution from Enterprise/GulfTerra decreased to $6 million for the fourth quarter of 2004 from $42 million for the fourth quarter of 2003 as a result of the sale of substantially all of the company’s remaining interests in GulfTerra to Enterprise in September 2004. Cash distributions from Enterprise/GulfTerra totaled $7 million for the fourth quarter of 2004 compared with $37 million for the fourth quarter of 2003.

Other Non-regulated Operations Results	Three Months Ended
($ in millions)	December 31,
	2004	2003
Marketing and Trading Results
Reported EBIT (loss)	$(85)	$(105)
DD&A	$3	$3

Power Results
Reported EBIT (loss)	$(600)	$(84)
DD&A	$12	$21
Significant Items	$(687)	$(191)

Field Services Results
Reported EBIT (loss)	$(4)	$130
DD&A	$2	$6
Significant Items	$(4)	$85

Detailed operating statistics for each of El Paso’s businesses will be posted at www.elpaso.com in the Investors section.

Internal Control Over Financial Reporting

In 2004, the company reported a number of material weaknesses in its internal controls and has devoted considerable effort to make improvements in its internal controls in order to comply with the Sarbanes-Oxley Act of 2002. The company has assessed the effectiveness of its internal control over financial reporting as of December 31, 2004. In making this assessment, El Paso used the criteria set forth in the Committee of Sponsoring Organizations of Treadway Commission’s (COSO) Internal Control — Integrated Framework. A material weakness is a control deficiency, or combination of control deficiencies, that result in a more than remote likelihood that a material misstatement of the annual or interim financial statements would not be prevented or detected. The company continues to evaluate the effectiveness of its internal controls, which may result in the identification of additional material weaknesses. Based on the material weaknesses described below, management has concluded that it will issue a report which concludes that at December 31, 2004, the company did not maintain effective internal control over financial reporting. El Paso expects that its independent registered public accounting firm will issue a report which also says that the company did not maintain effective internal control over financial reporting at December 31, 2004.

As of December 31, 2004, El Paso did not maintain effective internal controls over access to application programs and data. Specifically, the company identified control deficiencies with respect to (1) inadequate design of its security access procedures related to identification of conflicting roles, (2) lack of compliance with its access security policies and (3) a lack of independent monitoring of access to various systems by IT and financial reporting and accounting staff. Additionally, the company did not maintain effective internal controls related to its account reconciliation process, especially with regard to non-routine activities, and did not maintain effective internal controls related to identification, capture and validation of pertinent information necessary to ensure the timely and accurate recording of non-routine activities, primarily related to the divestiture of assets in the businesses the company has been exiting.

El Paso has already implemented various steps to correct many of these deficiencies. The company has identified and is in the process of implementing many of the remaining steps to remediate these weaknesses.

Annual Analyst Meeting Webcast Reminder

El Paso Corporation has scheduled a live webcast of its annual analyst meeting on March 17, 2005 beginning at 9:30 a.m. Eastern Time, 8:30 a.m. Central Time, which may be accessed online through El Paso’s Web site at www.elpaso.com in the Investors section. During the webcast, management will refer to slides that will be posted on the Web site. The slides will be available two hours before the webcast and can be accessed in the Investors section.

The webcast replay will be available online through the Web site in the Investors section. If you have any questions regarding this procedure, please contact Margie Fox at (713) 420-2903.

Disclosure of Non-GAAP Financial Measures

The SEC’s Regulation G applies to any public disclosure or release of material information that includes a non-GAAP financial measure. In the event of such a disclosure or release, Regulation G requires (i) the presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and (ii) a reconciliation of the differences between the non-GAAP financial measure presented and the most directly comparable financial measure calculated and presented in accordance with GAAP. The required presentations and reconciliations are attached. Additional detail regarding non-GAAP financial measures can be reviewed in El Paso's full operating statistics to be posted at www.elpaso.com in the Investors section.

El Paso uses the non-GAAP financial measure “earnings before interest expense and income taxes” or “EBIT” to assess the operating results and effectiveness of the company and its business segments. The company defines EBIT as net income (loss) adjusted for (i) items that do not impact its income (loss) from continuing operations, such as extraordinary items, discontinued operations, and the impact of accounting changes; (ii) income taxes; (iii) interest and debt expense; and (iv) distributions on preferred interests of consolidated subsidiaries. The company excludes interest and debt expense and distributions on preferred interests of consolidated subsidiaries so that investors may evaluate the company’s operating results without regard to its financing methods or capital structure. El Paso’s business operations consist of both consolidated businesses as well as substantial investments in unconsolidated affiliates. As a result, the company believes that EBIT, which includes the results of both these consolidated and unconsolidated operations, is useful to its investors because it allows them to evaluate more effectively the performance of all of El Paso’s businesses and investments.

El Paso believes that the non-GAAP financial measures described above are also useful to investors because these measurements are used by many companies in the industry as a measurement of operating and financial performance and are commonly employed by financial analysts and others to evaluate the operating and financial performance of the company and its business segments and to compare the operating and financial performance of the company and its business segments with the performance of other companies within the industry.

These non-GAAP financial measures may not be comparable to similarly titled measurements used by other companies and should not be used as a substitute for net income, earnings per share or other GAAP operating measurements.

El Paso Corporation provides natural gas and related energy products in a safe, efficient, dependable manner. The company owns North America’s largest natural gas pipeline system and one of North America’s largest independent natural gas producers. For more information, visit www.elpaso.com.

Cautionary Statement Regarding Forward-Looking Statements

This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, changes in unaudited and/or unreviewed financial information; our ability to file our annual report on Form 10-K by March 31, 2005; the extent and timing of any restatement of financial statements; our ability to implement and achieve our objectives in the long-range plan, including achieving our debt-reduction targets; changes in reserve estimates based upon internal and third-party reserve analyses; our ability to meet production volume targets in our Production segment; uncertainties and potential consequences associated with the outcome of governmental investigations, including, without limitation, those related to the reserve revisions and natural gas hedge transactions; outcome of litigation, including shareholder derivative and class actions related to reserve revisions and restatements; our ability to comply with the covenants in our various financing documents; our ability to obtain necessary governmental approvals for proposed pipeline projects and our ability to successfully construct and operate such projects; the risks associated with recontracting of transportation commitments by our pipelines; regulatory uncertainties associated with pipeline rate cases; actions by the credit rating agencies; the successful close of our financing transactions; our ability to successfully exit the energy trading business; our ability to close our announced asset sales on a timely basis; changes in commodity prices for oil, natural gas, and power; inability to realize anticipated synergies and cost savings associated with restructurings and divestitures on a timely basis; general economic and weather conditions in geographic regions or markets served by the company and its affiliates, or where operations of the company and its affiliates are located; the uncertainties associated with governmental regulation; political and currency risks associated with international operations of the company and its affiliates; competition; and other factors described in the company’s (and its affiliates’) Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

Contacts

Investor and Public Relations

Bruce L. Connery, Vice President
Office: (713) 420-5855
Fax: (713) 420-4417

Media Relations

Chris Jones, Manager
Office: (713) 420-4136
Fax: (713) 420-4417

EL PASO CORPORATION

CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)

(UNAUDITED)

	4th Quarter Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2003	2004	2003

Operating revenues	$1,364	$1,557	$5,874	$6,668

Operating expenses
Cost of products and services	148	403	1,363	1,818
Operation and maintenance	623	479	1,872	2,005
Loss on long-lived assets	271	397	1,092	860
Western Energy Settlement	—	1	—	104
Ceiling test charges	—	—	—	5
Depreciation, depletion and amortization	280	279	1,088	1,176
Taxes, other than income taxes	56	66	253	295

	1,378	1,625	5,668	6,263

Operating income (loss)	(14)	(68)	206	405

Equity earnings and other income (expense)	(337)	330	560	364

Earnings (loss) before interest expense, income taxes, and other charges	(351)	262	766	769

Interest and debt expense	378	439	1,607	1,791

Return on preferred interests of consolidated subsidiaries	7	7	25	52

Loss before income taxes	(736)	(184)	(866)	(1,074)

Income taxes (benefit)	(112)	(100)	12	(551)

Loss from continuing operations	(624)	(84)	(878)	(523)

Discontinued operations, net of income taxes	4	(201)	(146)	(1,396)

Cumulative effect of accounting changes, net of income taxes	—	—	—	(9)

Net loss	$(620)	$(285)	$(1,024)	$(1,928)

Diluted earnings (loss) per common share
Loss from continuing operations	$(0.98)	$(0.14)	$(1.37)	$(0.87)
Discontinued operations, net of income taxes	0.01	(0.33)	(0.23)	(2.34)
Cumulative effect of accounting changes, net of income taxes	—	—	—	(0.02)

Net loss per common share	$(0.97)	$(0.47)	$(1.60)	$(3.23)

Diluted average common shares outstanding (000’s)	639,320	601,511	638,948	597,051

1

EL PASO CORPORATION
SEGMENT INFORMATION
(UNAUDITED)

	2004				2003				Year-to-Date
(In millions)	First	Second	Third	Fourth	First	Second	Third	Fourth	2004	2003	2002
Operating revenues
Pipeline Group	$721	$617	$604	$709	$753	$620	$598	$676	$2,651	$2,647	$2,610

Non-regulated Group
Production	446	430	400	459	735	568	452	386	1,735	2,141	1,931
Marketing and Trading	(159)	(141)	(120)	(88)	(388)	(276)	82	(53)	(508)	(635)	(1,324)
Power (1)	207	236	181	171	242	343	323	268	795	1,176	1,672
Field Services	387	428	426	121	558	378	326	267	1,362	1,529	2,029
Other non-regulated (2)	43	28	31	28	35	32	29	27	130	123	166
Non-regulated eliminations (2)	(78)	(64)	(72)	(51)	(95)	(86)	(86)	(5)	(265)	(272)	(185)

Non-regulated Group Total	846	917	846	640	1,087	959	1,126	890	3,249	4,062	4,289
Corporate Group and eliminations (2)	(10)	(10)	(21)	15	(12)	(10)	(10)	(9)	(26)	(41)	(18)

Consolidated total	1,557	1,524	1,429	1,364	1,828	1,569	1,714	1,557	5,874	6,668	6,881

Depreciation, depletion and amortization
Pipeline Group	100	101	104	105	95	101	95	95	410	386	374

Non-regulated Group
Production	140	131	136	141	158	141	136	141	548	576	601
Marketing and Trading	3	3	4	3	7	6	9	3	13	25	11
Power (1)	16	12	14	12	20	27	23	21	54	91	45
Field Services	3	4	3	2	10	8	7	6	12	31	56
Other non-regulated (2)	2	2	2	3	11	7	1	3	9	22	29

Non-regulated Group Total	164	152	159	161	206	189	176	174	636	745	742
Corporate Group and eliminations (2)	11	10	7	14	11	12	12	10	42	45	43

Consolidated total	275	263	270	280	312	302	283	279	1,088	1,176	1,159

Operating income (loss)
Pipeline Group	348	260	218	303	384	112	267	300	1,129	1,063	788

Non-regulated Group
Production	203	202	147	174	437	308	183	145	726	1,073	803
Marketing and Trading	(175)	(154)	(139)	(94)	(441)	(306)	35	(107)	(562)	(819)	(1,993)
Power (1)	(188)	56	(48)	(228)	(5)	68	26	(102)	(408)	(13)	352
Field Services	10	7	(477)	(5)	—	(15)	(8)	(170)	(465)	(193)	273
Other non-regulated (2)	17	(1)	4	5	(87)	(417)	(15)	(78)	25	(597)	(300)

Non-regulated Group Total	(133)	110	(513)	(148)	(96)	(362)	221	(312)	(684)	(549)	(865)
Corporate Group and eliminations (2)	(10)	—	(60)	(169)	(24)	(22)	(7)	(56)	(239)	(109)	(94)

Consolidated total	205	370	(355)	(14)	264	(272)	481	(68)	206	405	(171)

Earnings (loss) before interest expense and income taxes (EBIT)
Pipeline Group	386	308	268	355	429	145	301	359	1,317	1,234	816

Non-regulated Group
Production	204	204	150	176	446	312	185	148	734	1,091	808
Marketing and Trading	(172)	(152)	(138)	(85)	(434)	(298)	28	(105)	(547)	(809)	(1,977)
Power (1)	(139)	102	(7)	(600)	(196)	185	67	(84)	(644)	(28)	12
Field Services	36	27	61	(4)	27	(56)	32	130	120	133	289
Other non-regulated (2)	18	(4)	5	8	(97)	(417)	(14)	(75)	27	(603)	(299)

Non-regulated Group Total	(53)	177	71	(505)	(254)	(274)	298	14	(310)	(216)	(1,167)
Corporate Group and eliminations (2)	9	13	(62)	(201)	(50)	(98)	10	(111)	(241)	(249)	(88)

Consolidated total	$342	$498	$277	$(351)	$125	$(227)	$609	$262	$766	$769	$(439)

Total significant items impacting EBIT (3)	$269	$39	$109	$751	$388	$628	$73	$179	$1,168	$1,268	$1,901

(1) Including the consolidation of Chaparral effective January 1, 2003 and Gemstone effective April 1, 2003
(2) Included in Corporate results in SEC 2004 filings
(3) Refer to Schedule of Significant Items on page 18 for details

2

EL PASO CORPORATION
SCHEDULE OF SIGNIFICANT ITEMS
(UNAUDITED)

	2004				2003				Year-to-Date
(In millions)	First	Second	Third	Fourth	First	Second	Third	Fourth	2004	2003	2002
Restructuring costs
Employee severance, retention and transition costs	$27	$6	$2	$3	$25	$31	$6	$9	$38	$71	$37
Transaction costs and fees	—	—	—	—	—	—	—	—	—	—	40
Facility closures, LNG charter cancellation and other costs	—	—	30	50	44	—	4	—	80	48	—

Total restructuring costs	27	6	32	53	69	31	10	9	118	119	77

Impairments and net (gain) loss on sale of long-lived assets
Long-lived assets impairment	230	23	576	279	9	416	44	322	1,108	791	440
Long-lived assets net (gain) loss on sales	(7)	(6)	5	(8)	6	(15)	10	76	(16)	77	(247)

Total (gain) loss on long-lived assets	223	17	581	271	15	401	54	398	1,092	868	193

Impairments and net (gain) loss on sale of investments
Equity investments impairment	18	19	14	421	293	81	24	51	472	449	578
Cost basis investments impairment	—	(2)	2	2	—	—	—	(1)	2	(1)	56
Equity investments net (gain) loss on sales	1	(1)	(520)	4	11	(23)	—	(261)	(516)	(273)	48

Total (gain) loss on investments	19	16	(504)	427	304	58	24	(211)	(42)	175	682

Re-application of SFAS No. 71 (CIG and WIC)	—	—	—	—	—	—	—	(18)	—	(18)	—
Western Energy Settlement and related expenses	—	—	—	—	—	138	(20)	1	—	119	899
Ceiling test charges	—	—	—	—	—	—	5	—	—	5	5
Currency loss on Euro bond offering	—	—	—	—	—	—	—	—	—	—	45

Total significant items impacting EBIT	$269	$39	$109	$751	$388	$628	$73	$179	$1,168	$1,268	$1,901

Significant Items impacting EBIT by segment:
Pipeline Group	$4	$1	$(4)	$(6)	$—	$154	$(23)	$(13)	$(5)	$118	$562
Production	9	2	1	10	3	(4)	15	2	22	16	5
Marketing and Trading	2	—	—	—	1	(16)	10	—	2	(5)	497
Power	245	30	91	687	292	(21)	66	191	1,053	528	656
Field Services	4	8	(8)	4	1	77	2	(85)	8	(5)	(127)
Other non-regulated	—	—	(1)	3	70	413	5	72	2	560	213
Corporate (see below)	5	(2)	30	53	21	25	(2)	12	86	56	95

Total significant items impacting EBIT	$269	$39	$109	$751	$388	$628	$73	$179	$1,168	$1,268	$1,901

Corporate
Significant items:
Operating expenses	$5	$(2)	$30	$50	$21	$23	$(2)	$7	$83	$49	$50
Western Energy Settlement and related expenses	—	—	—	—	—	2	—	—	—	2	—
Equity earnings and other income	—	—	—	3	—	—	—	5	3	5	45

Total Significant Items	$5	$(2)	$30	$53	$21	$25	$(2)	$12	$86	$56	$95

3

EL PASO CORPORATION
CONSOLIDATED BALANCE SHEETS
(In millions, except share amounts)
UNAUDITED

	December 31,
	2004	2003

ASSETS

Current assets
Cash and cash equivalents	$2,117	$1,429
Accounts and notes receivable, net
Customer, net of allowance of $199 in 2004 and $273 in 2003	1,388	2,039
Affiliates	133	189
Other	188	245
Inventory	168	181
Assets from price risk management activities	601	706
Margin and other deposits held by others	79	203
Assets held for sale and from discontinued operations	181	2,538
Restricted cash	180	590
Deferred income taxes	418	592
Other	179	210

Total current assets	5,632	8,922

Property, plant and equipment, at cost
Pipelines	19,418	18,563
Natural gas and oil properties, at full cost	14,968	14,689
Power facilities	1,534	1,660
Gathering and processing systems	171	334
Other	882	998

	36,973	36,244
Less accumulated depreciation, depletion and amortization	18,161	18,049

Total property, plant and equipment, net	18,812	18,195

Other assets
Investments in unconsolidated affiliates	2,667	3,551
Assets from price risk management activities	1,584	2,338
Goodwill and intangible assets, net	428	1,082
Other	2,313	2,996

	6,992	9,967

Total assets	$31,436	$37,084

EL PASO CORPORATION
CONSOLIDATED BALANCE SHEETS — (Continued)
(In millions, except share amounts)
UNAUDITED

	December 31,
	2004	2003

LIABILITIES

Current liabilities
Accounts payable
Trade	$1,052	$1,552
Affiliates	21	26
Other	484	438
Short-term financing obligations, including current maturities	955	1,457
Liabilities from price risk management activities	852	734
Western Energy Settlement	44	633
Liabilities related to assets held for sale and discontinued operations	12	933
Accrued interest	333	391
Other	826	910

Total current liabilities	4,579	7,074

Debt
Long-term financing obligations, less current maturities	18,241	20,275

Other
Liabilities from price risk management activities	1,026	781
Deferred income taxes	1,308	1,571
Western Energy Settlement	351	415
Other	2,075	2,047

	4,760	4,814

Commitments and contingencies

Securities of subsidiaries
Securities of consolidated subsidiaries	367	447
Stockholders’ equity
Common stock, par value $3 per share; authorized 1,500,000,000 shares; issued 651,064,508 shares in 2004 and 639,299,156 shares in 2003.	1,953	1,917
Additional paid-in-capital	4,538	4,576
Accumulated deficit	(2,809)	(1,785)
Accumulated other comprehensive income	52	11
Treasury stock (at cost) 7,767,088 shares in 2004 and 7,097,326 shares in 2003	(225)	(222)
Unamortized compensation	(20)	(23)

Total stockholders’ equity	3,489	4,474

Total liabilities and stockholders’ equity	$31,436	$37,084

El Paso Corporation
Consolidated Statement of Cash Flows
UNAUDITED

	Year Ended December 31,
	2004	2003	2002
Cash flows from operating activities
Net Loss	(1,024)	(1,928)	(1,753)
Less loss from discontinued operations, net of income taxes	(146)	(1,396)	(425)

Net loss before discontinued operations	(878)	(532)	(1,328)
Adjustment to reconcile net loss to net cash from operating activities
Depreciation, depletion, and amortization	1,088	1,176	1,159
Western Energy Settlement	—	94	899
Deferred income tax benefit	(58)	(697)	(666)
Loss on long-lived assets	1,092	785	181
Losses (earnings) from unconsolidated affiliates, adjusted for cash distribution	(135)	(17)	533
Other non-cash income items	445	420	309
Asset and liability changes
Accounts and notes receivable	471	2,552	(629)
Inventory	9	76	248
Change in non-hedging price risk management activities, net	191	85	1,074
Accounts payable	(295)	(2,127)	(114)
Broker and other margins on deposit with others	121	623	(257)
Broker and other margins on deposit with us	(24)	32	(647)
Western Energy Settlement liability	(626)	—	—
Other asset and liability changes
Assets	(20)	(267)	54
Liabilities	(288)	101	(138)

Cash provided by continuing operations	1,093	2,304	678
Cash provided by (used in) discontinued operations	223	25	(242)

Net cash provided by operating activities	1,316	2,329	436

Cash flows from investing activities
Additions to property, plant, and equipment	(1,782)	(2,328)	(3,243)
Purchases of interests in equity investments	(34)	(33)	(299)
Cash paid for acquisitions, net of cash acquired	(47)	(1,078)	45
Net proceeds from the sale of assets and investments	1,927	2,458	2,779
Net change in restricted cash	578	(534)	(260)
Net change in notes receivable from affiliate	120	(43)	4
Other	(1)	—	22

Cash provided by (used in) continuing operations	761	(1,558)	(952)
Cash provided by (used in) discontinued operations	1,142	369	(303)

Net cash provided by (used in) investing activities	1,903	(1,189)	(1,255)

Cash flow from financing activities
Net proceeds from issuance of long term debt	1,300	3,633	4,294
Payments to retire long-term debt and other financing obligations	(2,306)	(2,824)	(1,777)
Net borrowings (repayments) under revolving and other short-term credit facilities	(850)	(650)	154
Net proceeds from issuance of notes payable	—	84	—
Repayments of notes payable	(214)	(8)	(94)
Payments to minority interest holders and preferred interests holders	(35)	(1,277)	(861)
Issuances of common stock	73	120	1,053
Dividends paid	(101)	(203)	(470)
Proceeds from issuance of minority interests	10	—	33
Other	(43)	(177)	(509)
Contributions from (distributions to) discontinued operations	1,000	394	(1,106)

Cash provided by (used in) continuing operations	(1,166)	(908)	717
Cash provided by (used in) discontinued operations	(1,365)	(394)	555

Net cash provided by (used in) financing activities	(2,531)	(1,302)	1,272

Change in cash and cash equivalents	688	(162)	453
Less change in cash and cash equivalents related to discontinued operations	—	—	10

Change in cash and cash equivalents from continuing operations	688	(162)	443
Cash and cash equivalents
Beginning of period	1,429	1,591	1,148

End of period	2,117	1,429	1,591

Supplemental Cash Flow Information:

Interest paid, net of amounts capitalized	$1,536	$1,657	$1,291
Income tax payments (refunds)	47	23	(106)